SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2003

NETSCREEN TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-33387	77-0469208
(Commission File Number)	(IRS Employer Identification No.)

805 11th Avenue, Building 3, Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

(408) 543-2100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7.    Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description of Exhibit

99.01	Press release dated July 23, 2003*

*	This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.    Regulation FD Disclosure. (Information furnished pursuant to Item 12. “Results of Operations and Financial Condition”)

This information is intended to be furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216 and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

On July 23, 2003, NetScreen Technologies, Inc., a Delaware corporation, issued a press release announcing earnings for the quarter ended June 30, 2003. The earnings press release, which has been attached as Exhibit 99.01, discloses certain “pro forma” financial measures that are not presented in accordance with United States generally accepted accounting principles, or GAAP. The non-GAAP financial measures used within our earnings press release related to results for the quarter ended June 30, 2003 exclude the following:

•	$6.1 million of amortization of stock-based compensation associated with stock options;

•	$245,000 of amortization of intangible assets associated with the OneSecure acquisition;

•	$1.6 million of tax expense primarily attributable to the adjustments noted above; and

•	$27.8 million of tax benefit relating to the recognition of deferred tax assets.

The stock-based compensation relates to the amortized portion of the deferred compensation charge associated primarily with stock options granted prior to our initial public offering in December 2001, and will continue until fiscal 2006. The amortization of intangible assets associated with the OneSecure acquisition completed in September 2002 will continue until fiscal 2012. These adjustments generate a reduction in our tax provision on a pro forma basis as a result of the increased income before taxes and an increased benefit arising from the realization of deferred tax assets, partially offset by an increase in our federal and state statutory taxes.

The deferred tax assets represent the non-cash income tax benefit of net operating losses, deferred revenue and deferred compensation amortization that we have incurred since inception. During the quarter ended June 30, 2003, we determined that it was more likely than not that we would be in a position to fully utilize our deferred tax assets in the future. As a result, the full amount of these deferred tax assets were recognized in this quarter.

Management uses this pro forma information to monitor and evaluate on-going operating results and trends that affect our core business. We believe that this pro forma information provides investors with information that highlights the underlying performance of our business.

However, these pro forma measures should be considered supplemental to, and not a substitute for or superior to, net income, operating expense, gross margin, operating profit margin, earnings per share, cash flows, or other measures of financial performance prepared in accordance with GAAP. The non-GAAP measures included in our press release have been reconciled to the comparable GAAP measure in the press release filed as an exhibit to this report.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSCREEN TECHNOLOGIES, INC.

Date: July 23, 2003	By:	/s/ ROBERT D. THOMAS
Robert D. Thomas President, Chief Executive Officer

3

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.01	Press release dated July 23, 2003*

*	This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

4